SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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SERIES PORTFOLIO TRUST

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Unusual Whales Subversive Democratic Trading ETF
Unusual Whales Subversive Republican Trading ETF
(together, the “Target Funds”),
Each a series of Series Portfolios Trust

NOTICE OF MEETING ADJOURNMENT

December 20, 2024

Dear Shareholder,

The Special Meeting of Shareholders of the above Target Funds has been adjourned until December 27, 2024. The overall vote response for both Funds has been positive. Greater than 82% of your fellow shareholders have voted FOR the Plan of Reorganization.

You may join your fellow shareholders in voting by following the instructions in the box below:

Vote by Phone by calling +1 (888) 372-8265 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.

:	Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
*	Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

Sincerely,
/s/ Ryan L. Roell
RYAN L. ROELL
PRESIDENT, SERIES PORTFOLIOS TRUST